UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2016

DESTINATION MATERNITY CORPORATION

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

232 Strawbridge Drive

Moorestown, NJ 08057

(Address of Principal Executive Offices)

(856) 291-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry Into a Material Definitive Agreement

The information included under “Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” below is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition

On March 29, 2016, Destination Maternity Corporation (the “Company”) issued a press release and held a broadly accessible conference call to discuss its financial results for the quarter and fiscal year ended January 30, 2016. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the script read by management during the conference call is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The press release contained non-GAAP financial measures within the meaning of the Securities and Exchange Commission’s Regulation G, including: (a) Adjusted EBITDA (operating income (loss) before deduction for the following non-cash charges: (i) depreciation and amortization expense; (ii) loss on impairment of tangible and intangible assets; (iii) loss (gain) on disposal of assets; and (iv) stock-based compensation expense), together with the percentage of net sales represented by this measure; (b) Adjusted EBITDA before other charges, together with the percentage of net sales represented by this measure; (c) Adjusted net loss (net loss before certain charges or credits), together with the per share-diluted amount represented by this measure; and (d) net debt.

The Company believes that each of these non-GAAP financial measures provides useful information about the Company’s results of operations and/or financial position to both investors and management. Each non-GAAP financial measure is provided because management believes it is an important measure of financial performance used in the retail industry to measure operating results, to determine the value of companies within the industry and to define standards for borrowing from institutional lenders. The Company uses each of these non-GAAP financial measures as a measure of the performance of the Company. The Company provides these measures to investors to assist them in performing their analysis of its historical operating results. Each of these non-GAAP financial measures, except net debt, reflects a measure of the Company’s operating results before consideration of certain charges and consequently, none of these measures should be construed as an alternative to net income (loss) or operating income (loss) as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with generally accepted accounting principles. The Company may calculate each of these non-GAAP financial measures differently than other companies.

With respect to the non-GAAP financial measures discussed in the press release, the Company has provided, as an attachment to such press release, a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The disclosure in this Current Report, including in the Exhibits attached hereto, of any financial information shall not constitute an admission that such information is material.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Also, on March 29, 2016, the Company announced, in its earnings release issued that day, that it entered into a term loan credit agreement (the “Term Loan Credit Agreement”) with certain lenders party thereto and Wells Fargo Bank, National Association (“Wells Fargo”) as administrative and collateral agent (the “Term Loan Agent”), pursuant to which the Company borrowed the principal amount of $32 million (the “Term Loan”).

Proceeds of the Term Loan were used to repay a portion of the outstanding indebtedness under the Company’s existing revolving Credit Agreement, including repayment of the entire balance outstanding under the Tranche A-1 Commitment which was then terminated.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Summary of the Term Loan Credit Agreement

On March 25, 2016, the Company and the Company’s wholly-owned subsidiary, Cave Springs, Inc. (“Cave Springs,” and together with the Company in their capacity as borrowers under the Term Loan Credit Agreement, the “Term Loan Borrowers”) entered into the Term Loan Credit Agreement. The obligations of the Term Loan Borrowers under the Term Loan Credit Agreement are guaranteed by Mothers Work Canada, Inc. (“Mothers Work Canada”), and DM Urban Renewal, LLC (“DM Urban Renewal”), each a wholly-owned subsidiary of the Company. The principal terms of the Term Loan Credit Agreement are as follows:

(1) Maturity Date: The maturity date of the Term Loan Credit Agreement is the earlier of March 25, 2021 or the date that a Discharge of the ABL Obligations occurs (as defined in the Intercreditor Agreement described below).

(2) Financial Covenants: The Term Loan Borrowers are required to maintain Excess Availability (as defined in the Revolving Credit Agreement) at all times of at least the greater of (x) 10% of the Loan Cap (as defined in the Revolving Credit Agreement) or (y) $5,000,000. In addition, the Term Loan Borrowers are required to maintain a Consolidated EBITDA (as defined in the Term Loan Credit Agreement) in an amount not less than the levels specified for each period in the Term Loan Credit Agreement, and are prohibited from making capital expenditures (net of tenant allowances) in excess of $17 million in any period of four fiscal quarters (subject to carry-forward of 50% of any underutilization).

(3) Interest Rate: The interest rate on outstanding borrowings is equal to a LIBOR rate (with a 1.00% LIBOR floor) plus 7.50%.

(4) Amortization: The Term Loan Borrowers are required to repay the Term Loan in quarterly installments in the amount of $800,000, payable on the first business day of each February, May, August and November commencing with the first business day of August 2016. The entire remaining outstanding balance of the Term Loan is payable on the earlier of the Maturity Date or the date that the Term Loan is accelerated as a result of an Event of Default.

(5) Term Loan Borrowing Base: The Term Loan Credit Agreement establishes a borrowing base with respect to the Term Loan based on a percentage of certain inventory balances and a percentage of the appraised value of intellectual property. If the outstanding balance of the Term Loan exceeds this borrowing base, then a reserve is required to be imposed against availability under the ABL Credit Agreement.

(6) Optional Prepayments: The Term Loan Credit Agreement allows for the Term Loan to be prepaid, in whole or in part, subject to the payment of a prepayment premium as described below. Voluntary prepayments are restricted by the terms of the Revolving Creditor Agreement and Intercreditor Agreement as described below. All optional prepayments will be applied pro rata to the remaining installments of the Term Loan.

(7) Mandatory Prepayments: The Term Loan Borrowers are required to prepay the Term Loan in certain circumstances, including certain dispositions of the Term Priority Collateral (as defined in the Intercreditor Agreement described below).

(8) Prepayment Premium: If the Term Loan Borrowers prepay all or a portion of the Term Loan on or before the third anniversary of the closing date, such payment shall be accompanied by the payment of a premium equal to a percentage of the aggregate principal amount of the Term Loan that is subject to such prepayment, as follows: (i) 3% on or prior to the first anniversary of the closing date, (ii) 2% from the first anniversary to the second anniversary of the closing date, and (iii) 1% after the second anniversary but on or prior to the third anniversary of the closing date.

(9) Restricted Payments: The Term Loan Credit Agreement prohibits the payment of dividends or share repurchases by the Company for three years. Thereafter, such payment may be made upon satisfaction of certain conditions including a minimum Excess Availability (as defined in the ABL Credit Agreement).

(10) Covenants; Representation and Warranties: The Term Loan Credit Agreement contains additional affirmative and negative covenants and representations and warranties that are ordinary and customary for similar credit facilities.

(11) Security: The obligations under the Term Loan Credit Agreement are secured by a security interest in substantially all of the assets of the Term Loan Borrowers and the guarantors, including accounts receivable, inventory, equipment, letter of credit rights, cash, intellectual property and other intangibles and certain other assets.

(12) Default and Acceleration: Any Term Loan and other obligations under the Term Loan Credit Agreement may be accelerated and become due and payable immediately upon an event of default and expiration of any applicable cure period. Events of default include: (a) nonpayment and performance defaults under the Term Loan Credit Agreement and related loan documents; (b) cross-defaults to other indebtedness and documents; (c) certain representations and warranties being incorrect or misleading; (d) insolvency; (e) voluntary and involuntary bankruptcy; (f) judgments and attachments; (g) revocation of any guaranty; (h) dissolution; (i) cessation of business; (j) change in control; (k) impairment of a material portion of the security; (l) customary ERISA defaults; (m) actual or asserted invalidity or unenforceability of any loan documents or subordination agreement or liens securing obligations under the loan documents; (n) default under certain material contracts to the extent such termination or default has or could be reasonably be expected to have a material adverse effect; (o) certain events with respect to credit card agreements; (p) material uninsured loss; and (q) indictment by any governmental authority under any criminal statute or where forfeiture of collateral is a remedy.

The foregoing description is qualified in its entirety by reference to the full and complete terms contained in the Term Loan Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Summary of the Amendments to the Existing Credit Agreement

On March 25, 2016, the Company and Cave Springs (in their capacity as borrowers under the ABL Credit Agreement, the “ABL Borrowers”) entered into an Amended and Restated Credit Agreement (the “ABL Credit Agreement”) with the lenders party thereto and Wells Fargo as administrative and collateral agent (the “ABL Agent”). The ABL Credit Agreement amended and restated the Company’s existing Credit Agreement dated November 1, 2012, as previously amended by Amendment No. 1 dated August 27, 2015. As a result of these amendments, the Term Loan Credit Agreement was allowed for and certain other amendments were made including the following:

(1) Maturity Date: The maturity date of the ABL Credit Agreement was extended to March 25, 2021 (from August 25, 2020).

(2) Commitments: The Tranche A-1 Commitment was removed. The maximum limit available under the ABL Credit Agreement after giving effect to the removal of the Tranche A-1 Commitment is $70 million.

(3) Term Loan Reserve: In the event that the outstanding balance of the Term Loan exceeds the Term Loan Borrowing Base (as described above) then a reserve will be imposed against availability under the ABL Credit Agreement.

(3) Financial Covenant: The ABL Borrowers are required to maintain Excess Availability (as defined in the ABL Credit Agreement) at all times of at least the greater of (x) 10% of the Loan Cap (as defined in the ABL Credit Agreement) or (y) $4,500,000.

The ABL Credit Agreement continues to be guaranteed by Mothers Work Canada and DM Urban Renewal, and secured by substantially all of the assets of the Company, Cave Springs, Mothers Work Canada and DM Urban Renewal.

The foregoing description is qualified in its entirety by reference to the full and complete terms contained in the ABL Credit Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by this reference.

Summary of the Intercreditor Agreement

On March 25, 2016, the ABL Agent and Term Loan Agent entered into an Intercreditor Agreement, acknowledged by the Company, Cave Springs, Mothers Work Canada and DM Urban Renewal (the “Intercreditor Agreement”), pursuant to which the ABL Agent and Term Loan Agent agreed to the relative priority of their liens on the collateral securing the obligations under the ABL Credit Agreement and Term Loan Credit Agreement, respectively, and certain other intercreditor matters. Pursuant to the Intercreditor Agreement, the Term Priority Collateral is defined to include all intellectual property, fee owned real estate and fixtures (and proceeds thereof). All collateral that is not Term Priority Collateral is ABL Priority Collateral.

The foregoing description is qualified in its entirety by reference to the full and complete terms contained in the Intercreditor Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by this reference.

Item 8.01.	Other Events

In the March 29, 2016 earnings release the Company also announced that, consistent with the requirements of the new Term Loan Credit Agreement, the Board of Directors of the Company has decided to cease its quarterly cash dividend program.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Term Loan Credit Agreement dated March 25, 2016, among the Company and Cave Springs, Inc., a Delaware corporation, as borrowers, Mothers Work Canada, Inc., a Delaware corporation and DM Urban Renewal, LLC, a New Jersey limited liability company, as guarantors, each lender from time to time party hereto, Wells Fargo Bank, National Association, as Administrative Agent, Joint Lead Arranger and Sole Bookrunner, and TPG Specialty Lending, Inc., as Joint Lead Arranger and Documentation Agent.

10.2	Amended and Restated Credit Agreement, dated March 25, 2016, among the Company and Cave Springs, Inc., a Delaware corporation, as borrowers, Mothers Work Canada, Inc., a Delaware corporation and DM Urban Renewal, LLC, a New Jersey limited liability company, as guarantors, each lender from time to time party hereto and Wells Fargo Bank, National Association, as Administrative Agent and Swing Line Lender and L/C Issuer.

10.3	Intercreditor Agreement dated March 25, 2016, among Wells Fargo Bank, National Association, as ABL Agent and Wells Fargo Bank, National Association, as Term Agent, acknowledged by the Company, Cave Springs, Inc., a Delaware corporation, Mothers Work Canada, Inc., a Delaware corporation and DM Urban Renewal, LLC, a New Jersey limited liability company.

99.1	Earnings Press Release of the Company issued March 29, 2016.

99.2	Script for March 29, 2016 Earnings Release Conference Call.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: March 29, 2016	DESTINATION MATERNITY CORPORATION

	By:	/s/ Judd P. Tirnauer
Judd P. Tirnauer
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Term Loan Credit Agreement dated March 25, 2016, among the Company and Cave Springs, Inc., a Delaware corporation, as borrowers, Mothers Work Canada, Inc., a Delaware corporation and DM Urban Renewal, LLC, a New Jersey limited liability company, as guarantors, each lender from time to time party hereto, Wells Fargo Bank, National Association, as Administrative Agent, Joint Lead Arranger and Sole Bookrunner, and TPG Specialty Lending, Inc., as Joint Lead Arranger and Documentation Agent.

10.2	Amended and Restated Credit Agreement, dated March 25, 2016, among the Company and Cave Springs, Inc., a Delaware corporation, as borrowers, Mothers Work Canada, Inc., a Delaware corporation and DM Urban Renewal, LLC, a New Jersey limited liability company, as guarantors, each lender from time to time party hereto and Wells Fargo Bank, National Association, as Administrative Agent and Swing Line Lender and L/C Issuer.

10.3	Intercreditor Agreement dated March 25, 2016, among Wells Fargo Bank, National Association, as ABL Agent and Wells Fargo Bank, National Association, as Term Agent, acknowledged by the Company, Cave Springs, Inc., a Delaware corporation, Mothers Work Canada, Inc., a Delaware corporation and DM Urban Renewal, LLC, a New Jersey limited liability company.

99.1	Earnings Press Release of the Company issued March 29, 2016.

99.2	Script for March 29, 2016 Earnings Release Conference Call.